Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Daniel W. Maudlin
Vice President — Finance
Haynes International, Inc.
765-456-6102

HAYNES INTERNATIONAL, INC. ANNOUNCES EXPANSION OF LAPORTE, IN OPERATIONS

KOKOMO, IN, May 2, 2016 — Haynes International, Inc. (Nasdaq: HAYN) (the “Company”) announced today its decision to expand and streamline its distribution footprint by investing in new plant and equipment at its processing facility located in LaPorte, Indiana.  In connection with the expansion, the Company announced its plan to relocate its service center operations in Lebanon, Indiana to LaPorte.  The project is expected to commence in the fourth quarter of calendar 2016 and be completed by the end of calendar 2017.  “Combining these locations represents an important step in streamlining product flow, reducing transportation costs and improving production yields and profitability.  We expect this action to lead to a more efficient operation and allow us to better service our customers.” said Mark Comerford, President and Chief Executive Officer.  “We also recently made the decision to close our India branch office.  The Lebanon relocation and India office closure are part of our ongoing evaluation designed to rationalize and drive greater efficiency in connection with management of our global footprint and value-add distribution strategy.”

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace, land-based gas turbine and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements

This news release may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements may include, but are not limited to, statements regarding the intent, belief or current expectations of the Company or its management with respect to the USW’s ratification of the labor contract; strategic plans; revenues; financial results; global economic and political conditions; and production levels at the Company’s Kokomo, Indiana facility.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control.

The Company has based these forward-looking statements on its current expectations and projections about future events.  Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect.  Risks and uncertainties, some of which are discussed in Item 1A. of Part 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, may affect the accuracy of forward-looking statements.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.